UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 22, 2019
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Fox Factory Holding Corp. (the “Company”) filed with the Securities and Exchange Commission on August 27, 2019 (the “Original Form 8-K”), which reported, among other things, that on August 22, 2019, Zvi Glasman submitted notice that he intends to resign as the Chief Financial Officer and Treasurer of the Company effective November 1, 2019. Following the effective date of Mr. Glasman’s resignation, Mr. Glasman is expected to provide transition services to the Company. At the time of the Original Form 8-K, the Company had not entered into any compensation arrangements with Mr. Glasman in connection with the transition. This Form 8-K/A is being filed solely to provide information called for in Item 5.02(e) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with Mr. Glasman’s transition, on October 4, 2019, the Company and Mr. Glasman entered into a Transition Services, Separation and Release Agreement (the “Glasman Agreement”) with an effective date of October 2, 2019. Until November 1, 2019, the effective date of Mr. Glasman’s resignation (the “Transition Date”), Mr. Glasman will continue to be employed by the Company as the Chief Financial Officer and Treasurer pursuant to the terms and conditions of the employment agreement by and between the Company and Mr. Glasman, dated July 22, 2013 (the “Employment Agreement”).
From the Transition Date until the Separation Date (as defined below) (the “Transition Period”), Mr. Glasman will remain an employee of the Company in a non-executive position and shall provide additional transitional services as mutually agreed upon between the Company’s Chief Executive Officer and Mr. Glasman. The Transition Period shall terminate on February 28, 2020 (the “Separation Date”) unless terminated sooner pursuant to the terms of the Glasman Agreement.
The Company will continue to pay Mr. Glasman his current base annual salary payable in accordance with the Company’s standard payroll schedule. Mr. Glasman will not be entitled to any increase in his compensation during the Transition Period. Mr. Glasman will be eligible for the 2019 Annual Performance Bonus, which will be calculated in accordance with the terms of the Employment Agreement, if he remains employed with the Company through January 3, 2020.
As of the effective date of the Glasman Agreement, Mr. Glasman holds unvested restricted stock units (the “Company Equity”) pursuant to a grant made under the Company’s 2013 Omnibus Equity Plan (the “Equity Plan”). Pursuant to the Glasman Agreement, Mr. Glasman will continue to vest in his unvested shares of Company Equity pursuant to the Equity Plan through the Separation Date.
This summary of the Glasman Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Glasman Agreement, included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Transition Services, Separation and Release Agreement, effective October 2, 2019, between Fox Factory Holding Corp. and Zvi Glasman

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	October 10, 2019	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer